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                                                                    Exhibit 23.1

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-20843, 33-38428 and 333-24073) of BI Incorporated of our report dated August 19, 1997, except for the first paragraph of Note 10, as to which the date is September 11, 1997, appearing on page F1 of this Form 10-K.


Price Waterhouse LLP

Boulder, Colorado
September 17, 1997